UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 10, 2017

NEXTDECADE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36842	46-5723951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Waterway Square Place, Suite 400, The Woodlands, Texas 77380

(Address of Principal Executive Offices) (Zip Code)

(832) 403-1874

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting of the board of directors (the “Board”) of NextDecade Corporation (the “Company”) on October 10, 2017, the Board determined to move one of the directors from Class C with a term expiring at the 2020 Annual Meeting of Stockholders to Class A with a term expiring at the 2018 Annual Meeting of Stockholders to achieve a more equal balance of membership among the classes of directors in accordance with the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”).  Accordingly, on October 10, 2017, Matthew K. Schatzman agreed to resign as a Class C director and was immediately appointed by the Board as a Class A director.  The resignation and reappointment of Mr. Schatzman was effected solely to rebalance the Board classes in accordance with the Certificate of Incorporation and, for all other purposes, Mr. Schatzman’s service on the Board is deemed to have continued uninterrupted.

Item 8.01.            Other Events.

As previously disclosed, the Company received a notice from the Staff of the Listing Qualifications Department of The Nasdaq Stock Market LLC indicating that,  based upon the Company’s non-compliance with the minimum number of round lot shareholders for the listing of its (i) common stock as set forth in Nasdaq Listing Rule 5550(a)(3) and (ii) warrants as set forth in Nasdaq Listing Rules 5550(a)(3) on The Nasdaq Capital Market, such Company securities may be subject to delisting from The Nasdaq Capital Market unless the Company timely requests a hearing before a Nasdaq Hearings Panel (the “Panel”).

The Company timely requested a hearing before the Panel and, on October 6, 2017, the Company submitted its plan (the “Plan”) to regain compliance with Nasdaq Listing Rules 5550(a)(3) and 5515(a)(4) with respect to its common stock and warrants, respectively.    As part of the Plan, the Company approved, pursuant to Section 7.10 of the Agreement and Plan of Merger by and among the Company, Harmony Merger Sub, LLC, NextDecade, LLC and other signatories thereto, the release of up to five percent (5%) of the number of shares of Company common stock held by certain stockholders from certain restrictions of the lock-up agreements between the Company and such stockholders dated July 24, 2017, which is the equivalent of 4,336,785 shares of Company common stock (the “Released Shares”).  On October 16, 2017, pursuant to the terms of the Plan, one percent (1%) of the Released Shares, or 867,357 Released Shares, will be made available to such stockholders and such shares may be sold on or after such date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 16, 2017

NEXTDECADE CORPORATION

By:	/s/ Krysta De Lima
Name: Krysta De Lima
Title: General Counsel